Stock Transfer Agreement

This Stock Transfer Agreement (hereinafter referred to as “the Agreement”) is made and entered into by and between the following parties on April 25, 2010(date):

Party A: Li Anning

Party B: Liu Liguo

Party C: Liu Yabin

Party D: Liu Yasheng

Party E: Wang Pingyi

Party F: Zhang Fude

Party G: Ding Ding

Party H: Beijing Wowjoint Electromechanic Equipment Co., Ltd.

Legal person: Liu Yabin

(Parties A, B, C, D, E, F, G and H are hereinafter referred to collectively as “the Current Stockholders”)

Party I: Beijing Xinfuxingye Consulting Co., Ltd.

Legal person: Liu Yabin

In the Agreement, Parties A, B, C, D, E, F, G, H and I are hereinafter referred to collectively as “the Parties” and respectively as “the Party”.

FOREWORD
Whereas,

1．
Beijing Wowjoint Machinery Co. (the “Company”) is a limited company established in Beijing, the People’s Republic of China (“China”). Registered capital is RMB 28.5 million Yuan. Place of domicile: Room 209, Block A, Youyan Building, No.2, Xinjiekouwai Street, Xicheng District, Beijing

2．
Party A holds 0.70% stocks of the Company, Party B holds 4.08% stocks, Party C holds 37.77% stocks, Party D holds 8.2% stocks, Party E holds 0.7% stocks, Party F holds 33.55% stocks, Party G holds 9% stocks and Party H holds 6% stocks.

3．
In accordance with the terms and conditions of the Agreement, Party A agrees to transfer its 0.70% stocks of registered capital and the rights and obligations in connection with the stocks to Party I, and Party I agrees to purchase the said stocks;

Party B agrees to transfer its 4.08% stocks of registered capital and the rights and obligations in connection with the stocks to Party I, and Party I agrees to purchase the said stocks from Party B;

Party C agrees to transfer its 37.77% stocks of registered capital and the rights and obligations in connection with the stocks to Party I, and Party I agrees to purchase the said stocks from Party C;

Party D agrees to transfer its 8.2% stocks of registered capital and the rights and obligations in connection with the stocks to Party I, and Party I agrees to purchase the said stocks from Party D;

Party E agrees to transfer its 0.7% stocks of registered capital and the rights and obligations in connection with the stocks to Party I, and Party I agrees to purchase the said stocks from Party E;

Party F agrees to transfer its 33.55% stocks of registered capital and the rights and obligations in connection with the stocks to Party I, and Party I agrees to purchase the said stocks from Party F;

Party G agrees to transfer its 9% stocks of registered capital and the rights and obligations in connection with the stocks to Party I, and Party I agrees to purchase the said stocks from Party G;

Party H agrees to transfer its 6% stocks of registered capital and the rights and obligations in connection with the stocks to Party I, and Party I agrees to purchase the said stocks from Party H;

All parties hereby agree as follows on stock transfer through friendly negotiations and based on equal and mutual benefit principle:

Article 1 Stock Transfer

1.
In accordance with the Agreement, parties A, B, C, D, E, F, G and H will transfer their 0.70%, 4.08%, 37.77%, 8.2%, 0.7%, 33.55%, 9% and 6% stocks they hold respectively to Party I upon the effective date of the Agreement (refer to the definition in Article 5, the same below), and Party I agrees to purchase such stocks, together with the rights and obligations in connection with the stocks.

2.
The Current Stockholders and Party I agree that the price of stocks to be transfer to be set at  RMB 1 million, or other minimum price as per China’s relevant laws and regulations (whichever is less), and such price shall be paid by Party I to the Current Stockholders respectively as per proportion of stocks held, within 15 days after registration change of stock transfer is completed with the relevant industrial and commercial government authority.

3.
In accordance with Article 4 of the Agreement, the Current Stockholders and Party I shall handle registration procedures of stock transfer with the original industrial and commercial government authority.

Article 2 Statement and Guarantee

The Current Stockholders make the following statements and guarantees jointly to Party I:

（1）
Each of the Current Stockholders shall have the full right and authorization to sign, fulfill and compliant with the Agreement. The Agreement is properly signed and submitted by each of the Current Stockholders, and the articles of the Agreement constitute a lawful, effective, binding and enforceable agreement.

（2）
Except for the pledges under the Stock Pledge Agreement signed between each of the Current Stockholders and Party I on August 25, 2009, the signing and performance of the Agreement does not contradict with the clauses and conditions in other agreements and documents signed by any of the Current Stockholders as a counterparty, and does not constitute breach of the said agreements and documents. Each of the stockholders is a lawful stock owner, and has the full right to sell, transfer and dispose stocks. The ownership and beneficiary rights of Party hereunder will not be subject to lawful disturbance or obstruction of the Current Stockholders or other persons.

（3）
Except for the pledges under the Stock Pledge Agreement signed between each of the Current Stockholders and Party I on August 25, 2009, the stocks held by the Current Stockholders are not mortgaged, pledged, or under any guarantee rights, nor detained or frozen by any government bodies including judicial authority, nor limited in terms of rights, and the stocks to be transferred hereunder are lawfully owned by the Current Stockholders and are transferrable.

（4）
Each of the Current Stockholders warrants that upon signing of the Agreement, they have performed the obligations which they have undertaken as shareholders of the Company (including, but not limited to, the obligation of paying the registered capital which they pledge to contribute). Furthermore they undertake that, before the Agreement becomes effective, they shall not set any limitations of rights (including, but limited to setting of guarantee rights).

Article 3 Undertaking

1.        Each of the Current Stockholders hereby agrees and undertakes jointly to Party I that, from the date of signing the Agreement to the date of completing stock change registration:

（1）	Unless otherwise agreed in writing by Party I, it will not set any limitations of rights on the stocks they hold or transfer to another party.

（2）	It will not take any actions that are adverse to the performance of the Agreement or completion of stock transfer.

（3）
Each of the Current Stockholders will cause the Company to operate businesses as usual. It shall not dispose any of the Company’s assets except in the course of normal operation without prior consent of Party I.

2.        Each of the Current Stockholders shall immediately loan the entire amount of the stock transfer proceeds to the Company in the form of stockholder loans for the Company’s general working capital purpose. The said loan is interest free, with a tenor of 5 years, which shall commence from the date of completion of the stock change registration.

Article 4 Stock Transfer Procedures

Each of the Current Stockholders and Party I shall, within 3 working days after signing of the Agreement, go to the industrial and commercial government authority where the Company is registered to cancel the stock pledge in accordance with the articles of association, so that the stocks of the Company hereunder can be transferred. Within 3 working days after the stock pledge cancellation procedures are completed, go to the original industrial and commercial government authority to register shareholder change as well as to update the articles of association. Each of the Current Stockholders shall undertake to provide as much assistance as possible to the Company.

Registration fees for the stock transfer shall be borne by the Company.

Article 5 Taking Effect

The Agreement shall take effect upon signing (referred to as “Effective Date of the Agreement”).

Article 6 Changes to Articles of Association of the Company

All parties shall cause the Company to modify its articles of association after Effective Date of the Agreement, so that it embodies the stock transfer that is consistent with the terms and conditions set forth in the Agreement, and have the new articles of association registered at the industrial and commercial government authority in accordance with Article 4.

Article 7 Liability for breach of the Agreement

Where any party hereto should breach the Agreement and cause losses to other parties, the defaulting party shall compensate other parties for such losses.

Article 7 Governing laws and settlement of disputes

1.	The signing, validity, interpretation, performance of the Agreement and dispute settlement shall be governed by laws of the People’s Republic of China.

2.
All disputes in connection with the Agreement shall be settled by all parties through friendly negotiation in the first instance. If all parties cannot settle disputes through negotiation after 60 days from the date a party sends to the other party a notice of negotiation settlement, all parties shall submit the disputes to Hong Kong International Arbitration Center for arbitration, in accordance with the effective arbitration rules of the Center at that time. Arbitration venue shall be in Hongkong. Arbitral court shall consist of three arbitrators. The Current Stockholder and Party I shall have the right to appoint one arbitrator respectively. The third arbitrator shall be selected by the said two arbitrators, and shall be chair of the arbitration court. Arbitration language shall be Chinese. The verdict of the arbitration shall be final and binding to all parties hereto. The losing party shall bear all arbitration costs, unless otherwise specified by the Center or by satisfactory settlement among all parties hereto.

Article 8 Priority of the Agreement

Whereas prior to signing of the Agreement, previous agreements reached by all parties which are not consistent with the Agreement, the Agreement shall be take priority for all parties hereto.

Article 9 Others

The Agreement is made in nine copies, and each party holds one copy after signing, with one copy for the industrial and commercial government authority.

Signature page

Party A: Li Anning	Party B: Liu Liguo

Signature:	Signature:

Party C: Liu Yabin	Party D: Liu Yasheng

Signature:	Signature:

Party E: Wang Pingyi	Party F: Zhang Fude

Signature:	Signature:

Party G: Ding Ding	Party H: Beijing Wowjoint Electromechanic Equipment Co., Ltd.

Signature:	Signature of legal person:

Seal:

Party I: Beijing Xinfuxingye Consulting Co., Ltd.

Signature of legal person:

Seal: